UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

April 12, 2007 (April 6, 2007)

(Date of Report (date of earliest event reported))

Hughes Network Systems, LLC

(Exact name of Registrant as specified in its charter)

Delaware	333-138009	11-3735091
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification Number)

11717 Exploration Lane
Germantown, Maryland	20876
(Address of principal executive office)	(Zip Code)

(301) 428-5500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On April 6, 2007, Hughes Network Systems, LLC (the “Company”) entered into an agreement (the “Amendment”) with Bear Stearns Corporate Lending Inc. to amend (i) the Credit Agreement dated as of April 13, 2006 (the “Credit Agreement”) among the Company, the lenders party thereto, and Bear Stearns Corporate Lending Inc. (the “Administrative Agent”), as agent, and (ii) the First Lien Guarantee and Collateral Agreement dated as of April 22, 2005 (the “Collateral Agreement”) among the Company, each subsidiary of the Company party thereto, and the Administrative Agent. The Amendment was consented to by the subsidiaries of the Company party to the Collateral Agreement.

Pursuant to the terms of the Amendment, certain terms of the Credit Agreement and the Collateral Agreement were amended in connection with securing the swap obligations of the Company with the assets of the Company and certain of its subsidiaries. A copy of the Amendment is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The exhibit to this current Report on Form 8-K is listed on the Exhibit Index on page 4 hereof, which is incorporated by reference in this Item 9.01(d).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hughes Network Systems, LLC

Date:	April 12, 2007	By:	/s/ Dean A. Manson
		Name:	Dean A. Manson
		Title:	Vice President,
General Counsel and Secretary

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment, dated as of April 9, 2007, to the Credit Agreement among Hughes Network Systems, LLC, the lenders party thereto, and Bear Stearns Corporate Lending Inc.

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